UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2009
Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective February 6, 2009, Patriot Coal Corporation (the “Company”) entered into amendments to existing employment agreements with each of Messrs. Joseph W. Bean, Senior Vice President, General Counsel & Corporate Secretary, and Charles A. Ebetino, Jr., Senior Vice President – Corporate Development (each, an “Executive”). The amendments modify certain provisions of the Employment Agreement executed by each of the Executives dated October 31, 2007 (the “Agreement”) and filed with the Securities and Exchange Commission on November 6, 2007. The amended employment agreements for each Executive will extend from day-to-day so that there is at all times a remaining term of one year. Mr. Bean’s Agreement was also amended to increase the amount of his Long-Term Incentive Award to 100% of Base Salary, as defined in the Agreement.
     The foregoing descriptions are qualified in their entirety by the exhibits attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement between Patriot Coal Corporation and Joseph W. Bean

10.2	Amendment to Employment Agreement between Patriot Coal Corporation and Charles A. Ebetino, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 9, 2009

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer